UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2011

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 9, 2011 the following agreements were entered into: (i) an Indenture dated as of March 9, 2011 among CONSOL Energy Inc. (the “Company”), the Company's subsidiaries named therein and The Bank of Nova Scotia Trust Company of New York, as trustee, regarding the issuance of 6.375% Senior Notes due 2021 (the “2021 Indenture”) and (ii) a Registration Rights Agreement (the "Registration Rights Agreement") dated as of March 9, 2011 among CONSOL Energy Inc., the Company's subsidiaries named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers.

On March 9, 2011, the Company issued $250 million of 6.375% Senior Notes due 2021 (the “2021 Notes”) under the 2021 Indenture. The 2021 Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act. The 2021 Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The 2021 Notes will mature on March 1, 2021 and will bear interest at the rate of 6.375% per annum. Interest on the 2021 Notes will be payable on March 1 and September 1 of each year.

If the Company experiences specified kinds of changes of control, the Company must offer to repurchase the 2021 Notes at 101% of the aggregate principal amount of the 2021 Notes repurchased, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase.

The 2021 Notes are general unsecured obligations of the Company. The 2021 Notes rank equal in right of payment with all of the Company’s existing and future senior unsecured indebtedness.

The 2021 Notes are jointly and severally guaranteed by substantially all of the Company’s wholly-owned domestic subsidiaries.

At any time prior to March 1, 2014, the Company may on any one or more occasions redeem with the net cash proceeds of certain common stock offerings by the Company up to 35% of the aggregate principal amount of 2021 Notes at a redemption price of 106.375%. At any time prior to March 1, 2016, the Company may redeem in whole, but not in part, the 2021 Notes at a redemption price equal to the sum of 100% of the principal amount and an applicable make whole premium plus accrued and unpaid interest, if any, to the redemption date. On and after March 1, 2016, the Company may redeem all or a part of the 2021 Notes upon not less than 30 nor more than 60 days’ notice, at redemption prices (expressed as percentages of principal amount) equal to 103.188% for the twelve-month period beginning on March 1, 2016, 102.125% for the twelve-month period beginning on March 1, 2017, 101.062% for the twelve-month period beginning on March 1, 2018 and 100.000% beginning on March 1, 2019 and thereafter, plus accrued and unpaid interest and additional interest, if any.

The 2021 Indenture restricts the Company’s ability and the ability of certain of its subsidiaries which are restricted subsidiaries to: (i) incur or guarantee additional indebtedness; (ii) declare or pay dividends or make other distributions on capital stock or redeem or repurchase capital stock or subordinated indebtedness; (iii) make certain investments; (iv) create or incur liens or use assets as security in other transactions; (v) enter into sale and leaseback transactions; (vi) merge or consolidate with other entities; (vii) enter into transactions with affiliates; (viii) sell or transfer certain assets; and (ix) incur dividend or other payment restrictions affecting restricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications.

The 2021 Indenture provides that each of the following is an Event of Default: (i) default for 30 consecutive days in the payment when due and payable of interest on, or additional interest with respect to, the 2021 Notes; (ii) default in payment when due of the principal of any 2021 Note; (iii) failure to comply with the obligations regarding mergers and consolidations; (iv) failure to comply for 30 consecutive days after notice with the obligations regarding change in control (other than a failure to purchase the 2021 Notes), incurrence or guarantee of additional indebtedness, restricted payments, restrictions on distributions from restricted subsidiaries, sale or transfer of assets (other than a failure to purchase the 2021 Notes), transactions with affiliates, creating or incurring liens, sale and leaseback transactions and joining future domestic subsidiaries; (v) failure to comply for 60 consecutive days after notice with any of the other agreements in the Indenture; (vi) indebtedness of the Company or any restricted subsidiary is not paid within any applicable grace period after final maturity or the maturity of such indebtedness is accelerated by the holders thereof because of a default (and such acceleration is not rescinded or annulled) and the total amount of all such indebtedness unpaid or accelerated exceeds $75.0 million; (vii) failure by the Company or any of its significant subsidiaries to pay final judgments aggregating in excess of $75.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) any subsidiary guarantee of a significant subsidiary ceases to be in full force and effect (other than in accordance with the terms of that guarantee and the 2021 Indenture) or is declared null and void and unenforceable or found to be invalid or any subsidiary guarantor denies its liability under its subsidiary guarantee (other than by reason of release from its subsidiary guarantee); and (ix) certain events of bankruptcy or insolvency described in the 2021 Indenture with respect to the Company or any of its significant subsidiaries. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding 2021 Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding 2021 Notes may declare all the 2021 Notes to be due and payable immediately.

Pursuant to the Registration Rights Agreement, the Company will file an exchange offer registration statement within 180 days from March 9, 2011 with respect to an offer to exchange the 2021 Notes for substantially identical notes that are registered under the Securities Act. Additionally, the Company has agreed to use its commercially reasonable efforts to cause that exchange offer to be consummated within 366 days after March 9, 2011. Under some circumstances, in lieu of a registered exchange offer, the Company has agreed to file a shelf registration statement with respect to the 2021 Notes and to use its commercially reasonable efforts to keep the shelf registration statement effective until the earlier of the one year anniversary of the effective date of such shelf registration statement or the sale pursuant to the shelf registration statement of all of the 2021 Notes registered thereunder. The Company is required to pay additional interest if it fails to comply with its obligations to register the 2021 Notes within the specified time periods.

The company plans to use the net proceeds of the 2021 Notes offering to repay its outstanding 7.875% senior secured notes due March 1, 2012 on or before their maturity. Pending such use, the proceeds may be used to reduce outstanding indebtedness under the Company’s short term credit facilities and accounts receivable securitization facility and may be used for general corporate purposes.

The description set forth above is not complete and is subject to and qualified in its entirety by reference to the complete text of the 2021 Indenture and the Registration Rights Agreement, copies of which are filed herewith as exhibits, and the terms of which are incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company incorporates by this reference in it entirety the description set forth under Item 1.01 of this Form 8-K.

Item 8.01 Other Events.

On March 9, 2011 the Company issued a press release announcing the closing of the offering of its 2021 Notes made in accordance with Rule 144A and Regulation S under the Securities Act of 1933. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by this reference.

On March 11, 2011 the Company issued a press release announcing that it was redeeming its 7.875% Notes due March 1, 2012. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by this reference.

On July 21, 2010, the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. Section 1503 of the Dodd-Frank Act contains new reporting requirements regarding mine safety, including disclosing the receipt of an imminent danger order under section 107(a) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) issued by the Mine Safety and Health Administration (“MSHA”) in a Current Report on Form 8-K.

On March 10, 2011 Consolidation Coal Company, a subsidiary of the Company and the operator of the Company’s Loveridge #22 mine (the “Loveridge Mine”) located in Marion County, West Virginia, received an imminent danger order (the “Order”) with respect to Loveridge Mine under Section 107(a) of the Mine Act. Imminent danger orders are generally issued by MSHA in situations in which MSHA determines that an imminent danger exists and results in orders of immediate withdrawal from the area of the mine affected by the condition.

The Order stated that an unsecured board was laying between two catwalks directly over a work area three floors below. In response to the Order, the mine personnel removed the board immediately. The Order was terminated two minutes after it was issued. No injuries resulted from the condition described in the Order.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

In reviewing the agreements incorporated by reference in this Form 8-K and filed with this 8-K, please remember that such agreements are included to provide information regarding their terms. They are not intended to be a source of financial, business or operational information about CONSOL Energy Inc. or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in these agreements are made solely for purposes of these agreements and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the agreements, including being made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of CONSOL Energy Inc. or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements.

The following exhibits are filed or furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit

Exhibit 4.1	Indenture dated as of March 9, 2011 among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, with respect to the 6.375% Senior Notes due 2021.

Exhibit 4.2	Registration Rights Agreement dated as of March 9, 2011 among CONSOL Energy Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers.

Exhibit 99.1	Press Release of the Company dated March 9, 2011.

Exhibit 99.2	Press Release of the Company dated March 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ P. Jerome Richey
P. Jerome Richey
Executive Vice President Corporate Affairs, Chief Legal Officer & Secretary

Dated: March 10, 2011

Exhibit Index

Exhibit Number	Description of Exhibit

Exhibit 4.1	Indenture dated as of March 9, 2011 among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, with respect to the 6.375% Senior Notes due 2021.

Exhibit 4.2	Registration Rights Agreement dated as of March 9, 2011 among CONSOL Energy Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers.

Exhibit 99.1	Press Release of the Company dated March 9, 2011.

Exhibit 99.2	Press Release of the Company dated March 11, 2011.